Exhibit 10.1

Execution Version

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of December 13, 2022 by and among (i) Fifth Wall Acquisition Corp. III, a Cayman Islands exempted company (together with its successors, “Parent”), (ii) Mobile Infrastructure Corporation, a Maryland corporation (the “Company”), and (iii) Fifth Wall Acquisition Sponsor III LLC, a Cayman Islands exempted limited company (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, Parent, Queen Merger Corp. I, a Maryland corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and the Company contemporaneously entered into that certain Merger Agreement, as of the date first set forth above (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, upon the consummation of the transactions contemplated thereby (the “Closing”), (a) Parent shall convert from a Cayman Islands exempted company to a Maryland corporation (the “Domestication”), (b) following the Domestication, Merger Sub will be merged with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly owned subsidiary of Parent (the “First-Step Surviving Company”), and (c) immediately following the First Merger, the First-Step Surviving Company will merge with and into Parent in accordance with the MGCL (the “Second Merger” and, together with the First Merger, the “Mergers”), with Parent continuing as the surviving entity, and as a result of which all of the issued and outstanding Class A ordinary shares, par value $0.0001 per share, of Parent (the “Parent Class A Shares”) will convert automatically, on a one-for-one basis, into Surviving Pubco Shares;

WHEREAS, Holder previously acquired pursuant to a private placement transaction (the “Private Placement”) and, as of the date hereof, Holder is a holder of, 907,000 Parent Class A Shares (the “Private Placement Shares”); and

WHEREAS, pursuant to the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties desire to enter into this Agreement, pursuant to which the Surviving Pubco Shares into which Holder’s Private Placement Shares will convert in connection with the Mergers (the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-up Provisions.

(a) Holder hereby agrees not to Transfer any Restricted Securities from and after the Closing and until the earlier of (i) the six (6) month anniversary of the date of the Closing and (ii) the date after the Closing on which Parent completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Parent’s stockholders having the right to exchange their equity holdings in Parent for cash, securities or other property (clause (ii), a “Liquidity Event”, and such period, the “Lock-up Period”), provided that the foregoing restrictions shall not apply to the Transfer of any or all of the Restricted Securities owned by Holder made in respect of a Permitted Transfer (as defined below); provided, further, that in any of case of a Permitted Transfer, it shall be a condition to such Transfer that the transferee executes and delivers to Parent and the Company an agreement, in substantially the same form of this Agreement, stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further Transfer of such Restricted Securities except in accordance with this Agreement. As used herein, “Transfer” shall mean (A)

the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, hedge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction, including the filing of a registration statement, specified in clause (A) or (B). As used in this Agreement, the term “Permitted Transfer” shall mean a Transfer made: (1) in the case of Holder being an individual, by gift to a member of one of the individual’s immediate family, an estate planning vehicle or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (2) in the case of Holder being an individual, by virtue of laws of descent and distribution upon death of Holder; (3) in the case of Holder being an individual, pursuant to a qualified domestic relations order; (4) by distributions from Holder to its members, partners, or shareholders; (5) by virtue of applicable law or the Holder’s organizational documents upon liquidation or dissolution of Holder; (6) to any Affiliates of the Holder, (7) to any employees, officers, directors or members of the Holder or any Affiliates of Holder, or (8) in connection with the pledge, hypothecation or other granting of a security interest in the Restricted Securities to one or more lending institutions as collateral or security for any loan, advance or extension of credit, or in connection with any foreclosure or enforcement thereunder.

(b) If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Parent shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose.

(c) During the Lock-up Period, stop transfer orders shall be placed against the Restricted Securities and each certificate or book entry position statement evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF DECEMBER 13, 2022, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Parent agrees to instruct its transfer agent to remove the above legend upon the expiration of a Lock-up Period. Holder agrees to deliver to Parent and its transfer agent all information and documents reasonably requested by Parent and the transfer agent to effect the legend removal and to permit the transfer of any Restricted Securities following the end of the Lock-up Period, including an opinion of Holder’s counsel if reasonably requested.

(d) For the avoidance of any doubt, (i) Holder shall retain all of its rights as a stockholder of Parent during the Lock-up Period, including the right to vote, and to receive any dividends and distributions in respect of, any Restricted Securities, and (ii) the restrictions contained in Section 1(a) shall not apply to any Surviving Pubco Shares or other securities of Parent acquired by Holder in open market transactions or in any public or private capital raising transactions of Parent (other than the Private Placement), any Surviving Pubco Shares issued upon the exercise or conversion of Surviving Pubco Warrants or otherwise to any Surviving Pubco Shares (or other securities of Parent) other than the Restricted Securities.

2. Miscellaneous.

(a) Termination of Merger Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time without the prior written consent of Parent and the Company. Each of Parent and the Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and all related Actions shall be governed by and construed in accordance with the internal Laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Maryland. THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. The parties hereto expressly incorporate by reference Section 11.14(a) and Section 11.14(b) (Jurisdiction; Service of Process) of the Merger Agreement to apply to this Agreement mutatis mutandis, with references to the Merger Agreement therein deemed to reference this Agreement and references to the “Parties” thereunder deemed to reference the parties hereto.

(e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(f) Construction; Interpretation. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any such party. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (v) references to “$” or “dollar” or “US$” shall be references to United States dollars; (vi) the word “or” is disjunctive but not necessarily exclusive; (vii) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (viii) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (ix) all references to Articles or Sections are to Articles or Sections of this Agreement; and (x) all references to any Law will be to such Law as amended, supplemented or otherwise modified from time to time. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) when delivered in person, when delivered by e-mail (having obtained electronic delivery confirmation thereof), or when sent by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties hereto as follows:

If to Parent prior to the Closing, to: Fifth Wall Acquisition Corp. III 6060 Center Drive, 10th Floor Los Angeles, CA 90045 Attn: Finance Department E-mail: finance@fifthwall.com	With a copy (which will not constitute notice) to: Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, DC 20036 Attn: Evan M. D’Amico Email: edamico@gibsondunn.com

If to the Company prior to the Closing, to: Mobile Infrastructure Corporation 30 West 4th Street Cincinnati, OH 45202 Attn: Manuel Chavez, Chief Executive Officer E-mail: manuel@mobileit.com	With a copy (which shall not constitute notice) to: Venable LLP 750 E. Pratt Street, Suite 900 Baltimore, MD 21202 Attn: Hirsh M. Ament Email: HMAment@Venable.com

If to Parent or the Company after the Closing, to: Mobile Infrastructure Corporation 30 West 4th Street Cincinnati, OH 45202 Attn: Manuel Chavez, Chief Executive Officer E-mail: manuel@mobileit.com	With a copy (which shall not constitute notice) to: Venable LLP 750 E. Pratt Street, Suite 900 Baltimore, MD 21202 Attn: Hirsh M. Ament Email: HMAment@Venable.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(h) Amendments and Waivers. This Agreement may be amended or modified only with the written consent of Parent, the Company and Holder. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. Parent and the Company hereby represent, warrant, covenant and agree that (i) if any Lock-Up Agreement signed by a stockholder of the Company in connection with the transactions contemplated hereby is amended, modified or waived in a manner favorable to such stockholder and that would be favorable to Holder, this Agreement shall be contemporaneously amended in the same manner and Parent shall provide prompt notice thereof to Holder, and (ii) if any such stockholder is released from any or all of the lock-up restrictions under its Lock-Up Agreement, Holder will be similarly and contemporaneously released from the lock-up restrictions hereunder (which, for the avoidance, of doubt will include a release of the same percentage of Holder’s Restricted Securities) and Parent shall provide prompt notice thereof to Holder.

(i) Authorization on Behalf of Parent. In the event that Holder or Holder’s Affiliate serves as a director, officer, employee or other authorized agent of Parent or any of its current or future Affiliates, Holder and/or Holder’s Affiliate shall have no authority, express or implied, to act or make any determination on behalf of Parent or any of its current or future Affiliates in connection with this Agreement or any dispute or Action with respect hereto.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Parent and the Company will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Parent and the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Agreements. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Parent and the Company or any of the obligations of

Holder under any other agreement between Holder and Parent or the Company or any certificate or instrument executed by Holder in favor of Parent or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or the Company or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s written request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Fifth Wall Acquisition Corp. III

By:	/s/ Andriy Mykhaylovskyy
Name:	Andriy Mykhaylovskyy
Title:	Chief Financial Officer

Mobile Infrastructure Corporation

By:	/s/ Manuel Chavez III
Name:	Manuel Chavez III
Title:	Chief Executive Officer

Signature page to Lock-up Agreement

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Holder:

Name of Holder: Fifth Wall Acquisition Sponsor III LLC

By:	/s/ Andriy Mykhaylovskyy
Name:	Andriy Mykhaylovskyy
Title:	Manager

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

Signature Page to Lock-Up Agreement